Exhibit 23.1


                 Consent of Ernst & Young, Independent Auditors

We consent to the incorporation by reference in the Registration Statements

o        Form S-8 No. 35-27317,
o        Form S-8 No. 33-21698,
o        Form S-8 No. 33-06183,
o        Form S-8 No. 333-49779,
o        Form S-8 No. 333-62037,
o        Form S-8 No. 333-97703,
o        Form S-8 No. 333-82828,
o        Form S-8 No. 333-16821,
o        Form S-8 No. 333-37297,
o        Form S-8 No. 333-70387,
o        Form S-8 No. 333-70673, and
o        Form S-8 No. 333-54158

of our report dated March 28, 2003, with respect to the consolidated financial statements of The Fairchild Corporation and subsidiaries included in the Form 8-K for the years ended June 30, 2002, 2001 and 2000.

                                                           /s/ Ernst & Young LLP


McLean, VA
April 18, 2003